Exhibit 99.1
Corporate Headquarters 100 Motor Parkway, Suite 160 Hauppauge, NY 11788-5138 Direct Dial: 631-360-9304 Direct Fax: 631-360-9380

PRESS RELEASE

Release Date:	November 28, 2006

Contact:	Ms. Judith Barber Corporate Secretary

SMITHTOWN BANCORP DECLARES CASH DIVIDEND

DATELINE, November 28, 2006 - The board of directors of Smithtown Bancorp has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on December 15, 2006. The dividend will be paid on January 2, 2007.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.